SLM Student Loan Trust 2003-1
Quarterly Servicing Report
Report Date: 8/31/2004 Reporting Period: 06/01/04-08/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		5/31/2004	Activity	8/31/2004
A	i	Portfolio Balance	$1,867,892,898.21	$(36,878,847.92)	$1,831,014,050.29
	ii	Interest to be Capitalized	10,797,247.30		10,878,085.41

	iii	Total Pool	$1,878,690,145.51		$1,841,892,135.70

	iv	Specified Reserve Account Balance	4,696,725.36		4,604,730.34

	v	Total Adjusted Pool	$1,883,386,870.87		$1,846,496,866.04

B	i	Weighted Average Coupon (WAC)	7.379%		7.376%
	ii	Weighted Average Remaining Term	261.28		260.15
	iii	Number of Loans	92,913		90,918
	iv	Number of Borrowers	56,524		55,221
	v	Aggregate Outstanding Principal Balance — T-Bill	$350,754,110.00		$339,825,310.87
	vi	Aggregate Outstanding Principal Balance — Commercial Paper	$1,527,936,035.51		$1,502,066,824.83

						% of		% of
	Notes and Certificates			Spread	Balance 06/15/04	O/S Securities	Balance 09/15/04	O/S Securities
C	i	A-1 Notes	78442GFE1	0.020%	$19,456,870.87	1.033%	0.00	0.000%
	ii	A-2 Notes	78442GFF8	0.040%	231,000,000.00	12.265%	213,566,866.04	11.566%
	iii	A-3 Notes	78442GFG6	0.110%	211,000,000.00	11.203%	211,000,000.00	11.427%
	iv	A-4 Notes	78442GFH4	0.190%	197,000,000.00	10.460%	197,000,000.00	10.669%
	v	A-5A Notes	78442GFK7	-	332,650,000.00	17.662%	332,650,000.00	18.015%
	vi	A-5B Notes	78442GFL5	0.160%	430,000,000.00	22.832%	430,000,000.00	23.287%
	vii	A-5C Notes	78442GFM3	0.250%	400,000,000.00	21.238%	400,000,000.00	21.663%
	viii	B Notes	78442GFJ0	0.600%	62,280,000.00	3.307%	62,280,000.00	3.373%

	ix	Total Notes			$1,883,386,870.87	100.000%	$1,846,496,866.04	100.000%

	Reserve Account		6/15/2004	9/15/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$—	$—
	iii	Specified Reserve Acct Balance ($)	$4,696,725.36	$4,604,730.34
	iv	Reserve Account Floor Balance ($)	$3,083,057.00	$3,083,057.00
	v	Current Reserve Acct Balance ($)	$4,696,725.36	$4,604,730.34

	Other Accounts		6/15/2004	9/15/2004
E	i	Remarketing Fee Account	$4,069,275.00	$4,069,275.00
	ii	Capitalized Interest Account	$—	$—
	iii	Principal Accumulation Account (A-5A)	$—	$—
	iv	Supplemental Interest Account (A-5A)	$—	$—

II. 2003-1 Transactions from: 5/31/2004 through: 8/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$44,412,959.81
	ii	Principal Collections from Guarantor	5,074,078.98
	iii	Principal Reimbursements	69,852.48
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$49,556,891.27

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$59,787.67
	ii	Capitalized Interest	(12,737,831.02)

	iii	Total Non-Cash Principal Activity	$(12,678,043.35)

C	Total Student Loan Principal Activity		$36,878,847.92

D	Student Loan Interest Activity
	i	Regular Interest Collections	$19,400,870.13
	ii	Interest Claims Received from Guarantors	296,128.52
	iii	Collection Fees/Returned Items	2,172.58
	iv	Late Fee Reimbursements	247,828.37
	v	Interest Reimbursements	1,247.90
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	724.86
	viii	Subsidy Payments	1,848,511.47

	ix	Total Interest Collections	$21,797,483.83

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,589.06
	ii	Capitalized Interest	12,737,831.02

	iii	Total Non-Cash Interest Adjustments	$12,739,420.08

F	Total Student Loan Interest Activity		$34,536,903.91

G.	Non-Reimbursable Losses During Collection Period		$60,651.66
H.	Cumulative Non-Reimbursable Losses to Date		$276,975.24

III. 2003-1 Collection Account Activity 5/31/2004 through 8/31/2004

A	Principal Collections
	i	Principal Payments Received	$29,636,852.90
	ii	Consolidation Principal Payments	19,850,185.89
	iii	Reimbursements by Seller	496.41
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	(68.41)
	vi	Re-purchased Principal	69,424.48

	vii	Total Principal Collections	$49,556,891.27

B	Interest Collections
	i	Interest Payments Received	$21,363,386.68
	ii	Consolidation Interest Payments	182,848.30
	iii	Reimbursements by Seller	304.43
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	850.65
	vi	Re-purchased Interest	92.82
	vii	Collection Fees/Return Items	2,172.58
	viii	Late Fees	247,828.37

	xi	Total Interest Collections	$21,797,483.83

C	Other Reimbursements		$170,592.24

D	Reserves In Excess of the Requirement		$91,995.02

E	Reset Period Target Amount Excess		$—

F	Interest Rate Cap Proceeds		$—

G	Interest Rate Swap Proceeds		$1,871,156.25

H	Administrator Account Investment Income		$—

I	Trust Account Investment Income		$146,666.42

J	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$73,634,785.03
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,555,573.50)
		Consolidation Loan Rebate Fees	(4,795,065.15)

K	NET AVAILABLE FUNDS		$67,284,146.38

L	Servicing Fees Due for Current Period		$768,173.42

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$25,000.00

O	Total Fees Due for Period		$793,173.42

IV. 2003-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	2/29/2004	8/31/2004	2/29/2004	8/31/2004	2/29/2004	8/31/2004	2/29/2004	8/31/2004	2/29/2004	8/31/2004
INTERIM:

In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT

Active
Current	7.334%	7.334%	61,620	59,843	66.320%	65.821%	$1,149,898,986.64	$1,118,828,275.42	61.561%	61.104%
31-60 Days Delinquent	7.479%	7.578%	2,813	2,491	3.028%	2.740%	$57,242,017.21	$52,718,823.71	3.065%	2.879%
61-90 Days Delinquent	7.645%	7.680%	1,322	1,500	1.423%	1.650%	$28,439,444.03	$30,716,470.67	1.523%	1.678%
91-120 Days Delinquent	7.657%	7.647%	769	756	0.828%	0.832%	$16,880,831.69	$15,398,552.95	0.904%	0.841%
> 120 Days Delinquent	7.796%	7.757%	1,213	1,418	1.306%	1.560%	$28,146,263.63	$30,539,190.35	1.507%	1.668%

Deferment
Current	7.342%	7.337%	9,256	9,399	9.962%	10.338%	$193,658,898.04	$196,497,974.00	10.368%	10.732%

Forbearance
Current	7.451%	7.421%	15,783	15,344	16.987%	16.877%	$391,199,193.46	$382,519,847.48	20.943%	20.891%
TOTAL REPAYMENT	7.378%	7.375%	92,776	90,751	99.853%	99.816%	$1,865,465,634.70	$1,827,219,134.58	99.870%	99.793%
Claims in Process (1)	7.673%	7.790%	137	167	0.147%	0.184%	$2,427,263.51	$3,794,915.71	0.130%	0.207%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	7.379%	7.376%	92,913	90,918	100.000%	100.000%	$1,867,892,898.21	$1,831,014,050.29	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2003-1 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period		$32,481,247.14
B	Interest Subsidy Payments Accrued During Collection Period		1,727,824.72
C	SAP Payments Accrued During Collection Period		335.55
D	Investment Earnings Accrued for Collection Period (RESERVE, COLLECTION, CAP’D INT)		146,666.42
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F	Consolidation Loan Rebate Fees		(4,795,065.15)

G	Net Expected Interest Collections		$29,561,008.68

H	Interest Rate Cap Payments Due to the Trust
			Cap
	i	Cap Notional Amount	$600,000,000.00
	ii	Libor (3M)	1.52000%
	iii	Cap %	5.00000%
	iv	Excess Over Cap ( ii-iii)	0.00000%
	v	Cap Payments Due to the Trust	$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

Swap Payments
				A-5A Swap Calc	A-5B Swap Calc	A-5C Swap Calc

i	Notional Swap Amount			332,650,000	—	—

SLM Student Loan Trust Pays:
iia	3 Month Libor			1.52000%	0.00000%	0.00000%
iib	Spread			0.123%	0.000%	0.000%
iic	Pay Rate			1.64300%	0.00000%	0.00000%
iii	Gross Swap Payment Due Counterparty			$1,396,723.43	$0.00	$0.00
iv	Days in Period	6/15/2004	9/15/2004	92	92	92

Counterparty Pays:
v	Fixed Rate Equal To Respective Reset Note Rate			2.25000%	0.00000%	0.00000%
vi	Gross Swap Receipt Due Trust			$1,871,156.25	$0.00	$0.00
vii	Days in Period	6/15/2004	9/15/2004	90	90	90

VI. 2003-1 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.003935556	(06/15/04 - 09/15/04)	1.54000%	LIBOR

B	Class A-2 Interest Rate	0.003986667	(06/15/04 - 09/15/04)	1.56000%	LIBOR

C	Class A-3 Interest Rate	0.004165556	(06/15/04 - 09/15/04)	1.63000%	LIBOR

D	Class A-4 Interest Rate	0.004370000	(06/15/04 - 09/15/04)	1.71000%	LIBOR

E	Class A-5A Interest Rate	0.005625000	(03/15/04 - 06/15/04)	2.25000%	Fixed

F	Class A-5B Interest Rate	0.004293333	(06/15/04 - 09/15/04)	1.68000%	LIBOR

G	Class A-5C Interest Rate	0.004523333	(06/15/04 - 09/15/04)	1.77000%	LIBOR

H	Class B Interest Rate	0.005417778	(06/15/04 - 09/15/04)	2.12000%	LIBOR

VII. 2003-1 Inputs From Prior Quarter 5/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,867,892,898.21
	ii	Interest To Be Capitalized	10,797,247.30

	iii	Total Pool	$1,878,690,145.51
	iv	Specified Reserve Account Balance	4,696,725.36

	v	Total Adjusted Pool	$1,883,386,870.87

B	Total Note and Certificate Factor		0.90724970055
C	Total Note Balance		$1,883,386,870.87

D	Note Balance 6/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class B

	i	Current Factor	0.0917776928	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$19,456,870.87	$231,000,000.00	$211,000,000.00	$197,000,000.00	$332,650,000.00	$430,000,000.00	$400,000,000.00	$62,280,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$4,696,725.36
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration Fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-1 Remarketing Fee

	Remarketing Fee Account Reconciliation	A-5A	A-5B	A-5C	Total
	Next Reset Date	6/15/2005	9/17/2007	9/15/2009

i	Reset Period Target Amount	$1,164,275.00	$1,505,000.00	$1,400,000.00	$4,069,275.00
ii	Remarketing Fee Account Balance (net of inv earnings)	$1,164,275.00	$1,505,000.00	$1,400,000.00	$4,069,275.00

iii	Quarterly Funding Amount	$—	$—	$—	$—

IX. 2003-1 Trigger Events

A	Has Stepdown Date Occurred?		N
		The Stepdown Date is the earlier of (1) 12/15/2007 or (2) the
		first date on which no class A notes remain outstanding.

B	Note Balance Trigger		N
C	Cumulative Default Triggers
	Cumulative Prin Balance of Defaulted Loans		$37,925,044.64
	Initial Pool Balance		$2,055,371,512.04
	Cumulative Default Percentage		1.845%

	i	Dec 2007 - Sept 2008 (cumumlative default > 35%)	N
	ii	Dec 2008 - Sept 2009 (cumumlative default > 40%)	N
	iii	Dec 2009 - Sept 2010 (cumumlative default > 45%)	N
	iv	Dec 2010 and thereafter (cumumlative default > 50%)	N

	Class A Percentage		100.00%
	Class B Percentage		0.00%

X. 2003-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-K )		$67,284,146.38	$67,284,146.38

B	Primary Servicing Fees-Current Month		$768,173.42	$66,515,972.96

C	Administration Fee		$25,000.00	$66,490,972.96

D	Aggregate Quarterly Funding Amount		$0.00	$66,490,972.96

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$76,573.60	$66,414,399.36
	ii	Class A-2	$920,920.00	$65,493,479.36
	iii	Class A-3	$878,932.22	$64,614,547.14
	iv	Class A-4	$860,890.00	$63,753,657.14
	v	Class A-5A	$1,871,156.25	$61,882,500.89
	vi	Class A-5B	$1,846,133.33	$60,036,367.56
	vii	Class A-5C	$1,809,333.33	$58,227,034.23
	viii	Interest Rate Swap Payment	$1,396,723.43	$56,830,310.80

		Total	$9,660,662.16

F	Class B Noteholders’ Interest Distribution Amount		$337,419.20	$56,492,891.60

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*)

	i	Class A-1	$19,456,870.87	$37,036,020.73
	ii	Class A-2	$17,433,133.96	$19,602,886.77
	iii	Class A-3	$0.00	$19,602,886.77
	iv	Class A-4	$0.00	$19,602,886.77
	v	Class A-5A	$0.00	$19,602,886.77
	vi	Class A-5B	$0.00	$19,602,886.77
	vii	Class A-5C	$0.00	$19,602,886.77

		Total	$36,890,004.83

H	Increase to Supplemental Interest Account		$0.00	$19,602,886.77

I	Class B Noteholder’s Principal Distribution Amount		$0.00	$19,602,886.77

J	Increase to the Specified Reserve Account		$0.00	$19,602,886.77

K	Carryover Servicing Fees		$0.00	$19,602,886.77

L	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$19,602,886.77

M	Excess to Excess Distribution Certificate Holder		$19,602,886.77	$0.00

*Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XI. 2003-1 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$4,696,725.36
	ii	Deposits to correct Shortfall	$—
	iii	Total Reserve Account Balance Available	$4,696,725.36
	iv	Required Reserve Account Balance	$4,604,730.34
	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve - Release to Collection Account	$91,995.02

	vii	End of Period Account Balance	$4,604,730.34

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$—
	ii	Capitalized Interest Release to the Collection Account	$—

	iii	End of Period Account Balance	$—

C	Remarketing Fee Account		A-5A	A-5B	A-5C	Total
	i	Next Reset Date	6/15/2005	9/17/2007	9/15/2009
	ii	Reset Period Target Amount	$—	$—	$—	$—
	iii	Quarterly Required Amount	$—	$—	$—	$—
	iv	Beginning of Period Account Balance (net of investment earnings)	$1,164,275.00	$1,505,000.00	$1,400,000.00	$4,069,275.00
	v	Quarterly Funding Amount	$—	$—	$—	$—
	vi	Reset Period Target Amount Excess	$1,164,275.00	$1,505,000.00	$1,400,000.00	$4,069,275.00

	vii	End of Period Account Balance (net of investment earnings)	$—	$—	$—	$—

D	Accumulation Accounts		A-5A
	i	Accumulation Account Beginning Balance	$—
	ii	Principal deposits for payment on the next Reset Date	$—
	iii	Principal Payments to the Noteholders on Reset Date	$—

	iv	Ending Accumulation Account Balance	$—

E	Supplemental Interest Account		A-5A
		Determined	n/a
	i	Three Month Libor	n/a
	ii	Investment Rate	n/a

	iii	Difference	n/a
	iv	Number of Days Through Next Reset Date	273
	v	Supplemental Interest Account Beginning Balance	$—
	vi	Funds Released into Collection Account	$—
	vii	Supplemental Interest Account Deposit Amount	$—

XII. 2003-1 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class B
	i	Quarterly Interest Due	$76,573.60	$920,920.00	$878,932.22	$860,890.00	$1,871,156.25	$1,846,133.33	$1,809,333.33	$337,419.20
	ii	Quarterly Interest Paid	76,573.60	920,920.00	878,932.22	860,890.00	1,871,156.25	1,846,133.33	1,809,333.33	337,419.20

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$19,456,870.87	$17,433,133.96	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	19,456,870.87	17,433,133.96	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$19,533,444.47	$18,354,053.96	$878,932.22	$860,890.00	$1,871,156.25	$1,846,133.33	$1,809,333.33	$337,419.20

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/15/2004	$1,883,386,870.87
	ii	Adjusted Pool Balance 8/31/2004	1,846,496,866.04

	iii	Adjusted Pool Exceeding Notes Balance (i - ii)	$36,890,004.83

	iv	Adjusted Pool Balance 5/31/2004	$1,883,386,870.87
	v	Adjusted Pool Balance 8/31/2004	1,846,496,866.04

	vi	Current Principal Due (iv - v)	$36,890,004.83
	vii	Principal Shortfall from Prior Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$36,890,004.83

	ix	Principal Distribution Amount Paid	$36,890,004.83
	x	Principal Shortfall (viii – ix)	$—

C		Total Principal Distribution	$36,890,004.83

D		Total Interest Distribution	8,601,357.93

E		Total Cash Distributions	$45,491,362.76

G	Note Balances			6/15/2004	9/15/2004
	i	A-1 Note Balance	78442GFE1	$19,456,870.87	$0.00
		A-1 Note Pool Factor		0.0917776928	0.0000000000

	ii	A-2 Note Balance	78442GFF8	$231,000,000.00	$213,566,866.04
		A-2 Note Pool Factor		1.0000000000	0.9245318876

	iii	A-3 Note Balance	78442GFG6	$211,000,000.00	$211,000,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GFH4	$197,000,000.00	$197,000,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000

	v	A-5A Note Balance	78442GFK7	$332,650,000.00	332,650,000.00
		A-5A Note Pool Factor		1.0000000000	1.0000000000

	vi	A-5B Note Balance	78442GFL5	$430,000,000.00	$430,000,000.00
		A-5B Note Pool Factor		1.0000000000	1.0000000000

	vii	A-5C Note Balance	78442GFM3	$400,000,000.00	$400,000,000.00
		A-5C Note Pool Factor		1.0000000000	1.0000000000

	viii	B Note Balance	78442GFJ0	$62,280,000.00	$62,280,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

XIII. 2003-1 Historical Pool Information

			06/01/04-08/31/04	03/01/04-05/31/04	12/01/03-02/29/04	09/01/03-11/30/03	06/01/03-08/31/03	03/01/03-05/31/03
Beginning Student Loan Portfolio Balance			$1,867,892,898.21	$1,896,520,631.76	$1,923,032,334.43	$1,949,030,218.26	$1,984,165,719.72	$2,012,590,208.65
	Student Loan Principal Activity
	i	Regular Principal Collections	$44,412,959.81	$33,788,679.69	$35,068,190.59	$34,352,226.33	$43,622,326.52	$29,569,148.82
	ii	Principal Collections from Guarantor	5,074,078.98	5,942,182.44	4,959,253.24	4,893,684.94	4,489,439.72	2,325,326.04
	iii	Principal Reimbursements	69,852.48	1,209,030.19	57,908.28	72,373.85	63.89	10,083,723.49
	iv	Other System Adjustments	—	—	—	—	—	—

	v	Total Principal Collections	$49,556,891.27	$40,939,892.32	$40,085,352.11	$39,318,285.12	$48,111,830.13	$41,978,198.35
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$59,787.67	$52,128.34	$50,063.53	$395,149.20	$499,802.21	$585,089.69
	ii	Capitalized Interest	(12,737,831.02)	(12,364,287.11)	(13,623,712.97)	(13,715,550.49)	(13,476,130.88)	(14,138,799.11)

	iii	Total Non-Cash Principal Activity	$(12,678,043.35)	$(12,312,158.77)	$(13,573,649.44)	$(13,320,401.29)	$(12,976,328.67)	$(13,553,709.42)
(-)	Total Student Loan Principal Activity		$36,878,847.92	$28,627,733.55	$26,511,702.67	$25,997,883.83	$35,135,501.46	$28,424,488.93
	Student Loan Interest Activity
	i	Regular Interest Collections	$19,400,870.13	$19,662,248.28	$19,803,489.87	$20,204,079.74	$20,765,238.01	$21,001,285.70
	ii	Interest Claims Received from Guarantors	296,128.52	337,086.68	288,399.84	250,824.55	237,203.23	86,060.01
	iii	Collection Fees/Returned Items	2,172.58	2,215.27	1,320.39	1,577.26	1,271.22	712.92
	iv	Late Fee Reimbursements	247,828.37	241,387.01	247,706.32	234,628.06	244,905.47	233,008.40
	v	Interest Reimbursements	1,247.90	14,388.57	5,111.32	7,442.16	101.40	90,549.00
	vi	Other System Adjustments	—	—	—	—	—	—
	vii	Special Allowance Payments	724.86	45.94	106.07	196.82	101.70	—
	viii	Subsidy Payments	1,848,511.47	1,829,399.57	1,791,432.58	3,710,245.37	1,203,573.67	584,057.41

	ix	Total Interest Collections	$21,797,483.83	$22,086,771.32	$22,137,566.39	$24,408,993.96	$22,452,394.70	$21,995,673.44
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,589.06	$6,644.38	$622.46	$(347,871.46)	$(451,635.61)	$(571,480.07)
	ii	Capitalized Interest	12,737,831.02	12,364,287.11	13,623,712.97	13,715,550.49	13,476,130.88	14,138,799.11

	iii	Total Non-Cash Interest Adjustments	$12,739,420.08	$12,370,931.49	$13,624,335.43	$13,367,679.03	$13,024,495.27	$13,567,319.04

	Total Student Loan Interest Activity		$34,536,903.91	$34,457,702.81	$35,761,901.82	$37,776,672.99	$35,476,889.97	$35,562,992.48
(=)	Ending Student Loan Portfolio Balance		$1,831,014,050.29	$1,867,892,898.21	$1,896,520,631.76	$1,923,032,334.43	$1,949,030,218.26	$1,984,165,719.72
(+)	Interest to be Capitalized		$10,878,085.41	$10,797,247.30	$10,512,015.35	$10,951,363.03	$11,011,504.86	$10,546,659.16

(=)	TOTAL POOL		$1,841,892,135.70	$1,878,690,145.51	$1,907,032,647.11	$1,933,983,697.46	$1,960,041,723.12	$1,994,712,378.88
(+)	Reserve Account Balance		$4,604,730.34	$4,696,725.36	$4,767,581.62	$4,834,959.24	$4,900,104.31	$4,986,780.95

(=)	Total Adjusted Pool		$1,846,496,866.04	$1,883,386,870.87	$1,911,800,228.73	$1,938,818,656.70	$1,964,941,827.43	$1,999,699,159.83

XIV. 2003-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Mar-03	$2,022,918,031	5.17%
Jun-03	$1,994,712,379	5.18%
Sep-03	$1,960,041,723	5.37%
Dec-03	$1,933,983,697	5.02%
Mar-04	$1,907,032,647	4.82%
Jun-04	$1,878,690,146	4.74%
Sep-04	$1,841,892,136	4.91%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.